Exhibit 99.1

                      OLYMPIC CASCADE FINANCIAL CORPORATION

News Release                      Contacts:  Robert H. Daskal
                                                Acting Chief Financial Officer
                                                312-751-8833

                                                Beverly Jedynak
                                                Martin E. Janis & Co.
                                                312-943-1100


                      Olympic Cascade Financial Corporation
            Common Stock Commences Trading on the OTC Bulletin Board


      Chicago, Illinois, November 1, 2004 -- Olympic Cascade Financial Corporation (OTCBB: OLYD) announced today that its common stock has commenced trading on the OTC Bulletin Board under the symbol OLYD.

      Olympic Cascade Financial Corporation is a holding company for National Securities Corporation. National, based in Seattle, Washington, conducts a full service national brokerage and investment banking business.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company's estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in the Company's Securities and Exchange Commission filings, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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